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                                                                    Exhibit 10.e

                [LOGO OF BANK OF AMERICA]


                BANKAMERICA CORPORATION
                PERFORMANCE EQUITY PROGRAM











                                                 AS ADOPTED FEBRUARY 3, 1997 AND
                                                AMENDED THROUGH FEBRUARY 2, 1998
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              BANKAMERICA CORPORATION PERFORMANCE EQUITY PROGRAM

                               TABLE OF CONTENTS

                                                                 PAGE
                                                                 ----
ARTICLE I........................................................  1
1.1     Name and Purpose.........................................  1
1.2     General Description......................................  1
1.3     Eligibility..............................................  1
1.4     Effective Date and Term of Plan..........................  1
1.5     Limitation on Options and Limited SARs Awardable
to Any Single Participant........................................  1

ARTICLE II............................................. .........  3
2.1     Award....................................................  3
2.2     Award Agreement..........................................  3
2.3     BankAmerica..............................................  3
2.4     Board....................................................  3
2.5     Cause....................................................  3
2.6     Change in Control........................................  3
2.7     Committee................................................  5
2.8     Common Stock.............................................  5
2.9     Company..................................................  5
2.10    Disability...............................................  5
2.11    Early Retirement.........................................  5
2.12    Effective Date...........................................  5
2.13    Employment...............................................  6
2.14    Exchange Act.............................................  6
2.15    Executive Officer........................................  6
2.16    Exercise Price...........................................  6
2.17    Fair Market Value........................................  6
2.18    Final Measurement Period.................................  6
2.19    Grant Date...............................................  6
2.20    Grant Value..............................................  6
2.21    Impact Level 1 Officer...................................  7
2.22    Index Stock..............................................  7
2.23    Initial Grant............................................  7
2.24    Initial Grant Pricing Date...............................  7
2.25    Internal Revenue Code....................................  7
2.26    Limited Stock Appreciation Right or Limited SAR..........  7
2.27    Market Index.............................................  7
2.28    Market Price Option......................................  7
2.29    Normal Retirement........................................  7
2.30    Option...................................................  7
2.31    Participant..............................................  7
2.32    Performance Period.......................................  7
2.33    Plan.....................................................  8
2.34    Premium Price Option.....................................  8
2.35    Shareholder Return Performance Percentile................  8
2.36    Subsidiary...............................................  8
2.37    Termination of Employment................................  8
2.38    Total Shareholder Return.................................  8
2.39    Trading Day..............................................  9

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                                                                Page
                                                                ----
ARTICLE III...................................................... 10
3.1     Grant of Options......................................... 10
3.2     Option Agreement......................................... 10
3.3     Option Mix and Premium Price Option Exercise Price....... 10
3.3.1   Initial Grant to Executive Officers...................... 10
3.3.2   Initial Grant to Impact Level 1 Officers................. 10
3.3.3   Options Granted After Initial Grant...................... 11
3.3.4   Minimum Exercise Price for Premium Price Options..........11
3.4     Exercisability of Options................................ 11
3.4.1   Initial Grant............................................ 11
3.4.2   Initial Grant of Premium Price Options -
         Effect of Shareholder Return Performance Percentile..... 12
3.4.3   Initial Grant of Premium Price Options -
         Effect of Early or Normal Retirement or
         Involuntary Termination Without Cause................... 12
3.4.4   Initial Grant of Premium Price Options -
         Effect of Death or Disability........................... 13
3.4.5   Future Awards............................................ 13
3.4.6   Special Rule for Market Price Options on
         Change in Control....................................... 13
3.4.7   Optional Provisions for Premium Price Options on
         Change in Control....................................... 13
3.5     Expiration of Options.................................... 13
3.5.1   Premium Price Options.................................... 13
3.5.2   Market Price Options..................................... 14
3.6     Manner of Paying Option Price............................ 15
3.7     Exercise of Option....................................... 15
3.8     Deferral of Option Gain.................................. 15

ARTICLE IV....................................................... 17
4.1     Grant of Limited SARs.................................... 17
4.2     Exercise Price........................................... 17
4.3     Number of Limited SARs................................... 17
4.4     Exercisability........................................... 17
4.5     Expiration of Limited SARs............................... 17
4.6     Payment of Limited SARs.................................. 17

ARTICLE V........................................................ 19
5.1     Number of Shares......................................... 19
5.2     Source of Shares......................................... 19
5.3     Dilution and Other
Adjustments...................................................... 19
5.4     General Restriction...................................... 19
5.5     Rights as Shareholder.................................... 20

ARTICLE VI....................................................... 21
6.1     Amendment or Discontinuance of the Plan.................. 21
6.2     Plan Administration...................................... 21

ARTICLE VII...................................................... 23
7.1     Unsecured Status of Claim................................ 23
7.2     No Right to Employment................................... 23
7.3     Beneficiary Designations................................. 23
7.4     Domestic Relations Orders................................ 23
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                                                                 Page
                                                                 ----
7.5     Bona Fide Gifts.......................................... 23
7.6     Nonassignability......................................... 24
7.7     Separability, Validity................................... 24
7.8     Withholding Tax.......................................... 24
7.9     Applicable Law........................................... 25
7.10    Inurement of Rights and Obligations...................... 25
7.11    Notice................................................... 25
7.12    Entire Plan.............................................. 25
                                      iii
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              BANKAMERICA CORPORATION PERFORMANCE EQUITY PROGRAM

                                    ARTICLE I
                                    GENERAL

        1.1 Name and Purpose. BankAmerica Corporation ("BankAmerica") hereby establishes the BankAmerica Corporation Performance Equity Program (the "Plan"). The Plan is intended to (a) closely align the interests of shareholders of BankAmerica and senior management of the Company, (b) attract key executives of the highest quality, and (c) motivate Participants to generate superior returns to shareholders of BankAmerica.

        1.2 General Description. The Plan authorizes the granting of the following forms of Awards:

              (a) Options to purchase shares of BankAmerica's Common Stock at Exercise Prices equal to the Fair Market Value of the shares on the Grant Date ("Market Price Options").

              (b) Options to purchase shares of BankAmerica's Common Stock at Exercise Prices in excess of the Fair Market Value of the shares on the Grant Date ("Premium Price Options"). Such Options shall be subject to forfeiture if the Exercise Price is not attained within a specified time frame.

              (c) Limited Stock Appreciation Rights granted in tandem with Premium Price Options which become exercisable upon a Change in Control.

        1.3 Eligibility. Each Executive Officer and each Impact Level 1 Officer is eligible to receive Awards under the Plan. In addition, the Committee may designate other officers of the Company as being eligible to receive Awards under the Plan. The Committee shall have the power and complete discretion to select those eligible officers who are to receive an Award and subject to Sections 3.3.1 and 3.3.2, the types of Awards to grant to eligible officers.

        1.4 Effective Date and Term of Plan. The Plan shall become effective upon the date the shareholders of BankAmerica approve the Plan (the "Effective Date"). Unless the shareholders of BankAmerica shall approve an extension or renewal of the Plan for such new or additional term as they may determine, no Awards shall be made after May 22, 2000. However, all Awards made under the Plan prior to such date shall remain in effect until such Awards shall have been satisfied, terminated, or paid out, or expire, in accordance with the Plan and the terms of such Awards.

        1.5 Limitation on Options and Limited SARs Awardable to Any Single Participant. The maximum number of shares of Common Stock underlying Options and Limited SARs that may be awarded under the

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Plan to any single Participant during any calendar year is 1,000,000.

                                       2
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                                  ARTICLE II
                                  DEFINITIONS

        The following terms, when written with initial capital letters, will have the meanings stated below. Unless the context plainly indicates otherwise, words in any gender include the other genders and the singular includes the plural and vice versa:

        2.1 "Award" means the grant of an Option or Limited SAR under the Plan, either individually or collectively.

        2.2 "Award Agreement" means the written agreement setting forth the terms and conditions applicable to each Award.

        2.3 "BankAmerica" means BankAmerica Corporation, a Delaware corporation.

        2.4   "Board" means the Board of Directors of BankAmerica.

        2.5   "Cause" means (a) or (b) below:

              (a) The willful and continued failure of the Participant to substantially perform the Participant's duties with the Company (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for such performance is delivered to the Participant by the Board or the chief executive officer of BankAmerica or of the Subsidiary employing the Participant, which specifically identifies the manner in which the Board or chief executive officer believes that the Participant has not substantially performed the Participant's duties.

              (b) The willful engaging by the Participant in illegal conduct or gross misconduct which is injurious to the Company.

For purposes of this provision, no act or failure to act, on the part of the Participant shall be considered "willful" unless it is done, or omitted to be done, by the Participant in bad faith or without reasonable belief that the Participant's action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or upon the instructions of the chief executive officer of BankAmerica or a senior officer of the Company or based upon the advice of legal counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Participant in good faith and in the best interests of the Company.

        2.6 "Change in Control" means that one of the following events has occurred:

              (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of
1934) (a "Person") of beneficial
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ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act)
of 20% or more of either (i) the then outstanding shares of common stock of BankAmerica (the "Outstanding BankAmerica Common Stock") or (ii) the combined voting power of the then outstanding voting securities of BankAmerica entitled to vote generally in the election of directors (the "Outstanding BankAmerica Voting Securities"); provided, however, that for purposes of this subsection
(a), the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from BankAmerica (ii) any acquisition by BankAmerica,
(iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection
(c) below.

              (b) Individuals who, as of February 3, 1997 constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to February 3, 1997 whose election, or nomination for election by BankAmerica's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board.

              (c) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of BankAmerica or its principal Subsidiary (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding BankAmerica Common Stock and Outstanding BankAmerica Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 70% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns BankAmerica or all or substantially all of BankAmerica's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding BankAmerica Common Stock and Outstanding BankAmerica Voting Securities, as the case may be, (provided, however, that, for the purposes of this clause (i), any shares of common stock or voting securities of such resulting corporation received by such beneficial owners in such Business Combination other than as the result of such beneficial owners' ownership of Outstanding
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BankAmerica Common Stock or Outstanding BankAmerica Voting Securities
immediately prior to such Business Combination shall not be considered to be owned by such beneficial owners for the purposes of calculating percentage of ownership of the outstanding common stock and voting power of the resulting corporation), (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation unless such Person owned 20% or more of the Outstanding BankAmerica Common Stock or Outstanding BankAmerica Voting Securities immediately prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board (or, in the case of BankAmerica's principal Subsidiary, the corresponding board of directors) at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination.

              (d) Approval by the shareholders of BankAmerica of a complete liquidation or dissolution of BankAmerica.

        2.7 "Committee" means the Executive Personnel and Compensation Committee of the Board or other such committee of the Board, comprised of not less than two persons who qualify as "non-employee directors" as defined in Rule 16b-3(b)(3) under the Exchange Act, or any successor definition adopted by the Securities and Exchange Commission, and as "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code.

        2.8 "Common Stock" means shares of BankAmerica's common stock, $1.5625 par value per share.

        2.9   "Company" means BankAmerica and its Subsidiaries, collectively.

        2.10 "Disability" means a Termination of Employment under the policy of the Company then in effect governing extended medical absences by reason of the Participant becoming totally disabled.

        2.11 "Early Retirement" means a Termination of Employment at age 55 or later (but prior to Normal Retirement) by reason of the Participant's retirement from the Company in accordance with the retirement policy of the Company then in effect for the Participant.

        2.12 "Effective Date" means the date the Plan is approved by the shareholders of BankAmerica.

                                       5
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        2.13  "Employment" means employment (including an authorized leave of absence) with the Company.

        2.14 "Exchange Act" means the Securities Exchange Act of 1934, as amended, and regulations and rulings issued thereunder.

        2.15 "Executive Officer" means an officer of BankAmerica designated by the Board as an Executive Officer for purposes of the Securities and Exchange Commission reporting and proxy regulations.

        2.16 "Exercise Price" means the price at which a share of Common Stock may be purchased by a Participant pursuant to the exercise of an Option or the price specified in a Limited SAR used to determine the amount of appreciation in a share of Common Stock.

        2.17 "Fair Market Value" of a share of Common Stock (or the common stock of an Index Stock) on any date means the closing price of a share as reflected in the report of consolidated trading of New York Stock Exchange listed securities for that day (or, if no shares were publicly traded on that day, the immediately preceding day that shares were so traded) published in The Wall Street Journal or in any other publication selected by the Committee, provided, however, that if share prices are misquoted or omitted by the selected publication(s), the Committee shall directly solicit this information from officials of the stock exchanges or from other informed independent market sources. If shares of Common Stock (or the common stock of an Index Stock) shall not have been publicly traded for more than ten days immediately preceding such date, then the fair market value of a share shall be determined by the Committee in such manner as it may deem appropriate.

        Notwithstanding the foregoing, for purposes of determining the Exercise Price of a Market Price Option or Limited SAR, Fair Market Value means the average of the high and low sales prices of a share of Common Stock for the Grant Date as reflected in such report.

        2.18 "Final Measurement Period" means, with respect to Premium Price Options, the ten consecutive Trading Days immediately prior to the end of the Performance Period.

        2.19 "Grant Date" means, with respect to an Option or Limited SAR, the date on which the Option or Limited SAR was granted.

        2.20 "Grant Value" means the dollar value of an Award as of (a) the Initial Grant Pricing Date, in the case of Premium Price Options granted in the Initial Grant or (b) the Grant Date, in the case of all other Awards, determined according to the Black-Scholes Option Price Model or other valuation methodology approved by the Committee that attempts to equate the risk-adjusted present value of the different types of Awards available

                                       6
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under the Plan.

        2.21 "Impact Level 1 Officer" means an officer of the Company who has been designated as an Impact Level 1 officer by the Chief Executive Officer of BankAmerica.

        2.22 "Index Stock" means the shares of common stock of any corporation (other than BankAmerica) included in the Market Index on each Trading Day during both the Initial Measurement Period and the Final Measurement Period.

        2.23 "Initial Grant" means the grant of Awards under the Plan to Executive Officers and Impact Level 1 Officers on the Effective Date.

        2.24 "Initial Grant Pricing Date" means February 3, 1997, the date the Plan was adopted by the Board.

        2.25 "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations and rulings thereunder.

        2.26 "Limited Stock Appreciation Right" or "Limited SAR" means an Award granted under Article IV in connection with a related Premium Price Option, the exercise of which shall require cancellation of the related Option or portion thereof (and if and when the Option is exercised, the Limited SAR shall be similarly canceled).

        2.27 "Market Index" means the Standard & Poor's Financial Index, or in the event such index is no longer available, such comparable stock market index as may be selected by the Committee.

        2.28 "Market Price Option" means an Option under which the shares of Common Stock carry an Exercise Price equal to the Fair Market Value of a share of Common Stock on the Grant Date.

        2.29 "Normal Retirement" means a Termination of Employment on or after age 65 by reason of the Participant's retirement from the Company in accordance with the retirement policy of the Company then in effect for the Participant.

        2.30 "Option" means an option to purchase shares of Common Stock which is granted under Article III and which is not intended to be an incentive stock option under Section 422 of the Internal Revenue Code.

        2.31 "Participant" means an executive of the Company who is designated by the Committee to be granted an Award under the Plan.

        2.32 "Performance Period" means, with respect to each Premium Price Option, the four, six or eight year period, as applicable, described in Section 3.4.1.(b), (c) and (d).

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        2.33  "Plan" means the BankAmerica Corporation Performance Equity Plan as set forth in this document and as amended from time to time.

        2.34 "Premium Price Option" means an Option under which the shares of Common Stock carry an Exercise Price in excess of the Fair Market Value of a share of Common Stock on the Grant Date, or, in the case of an Option granted in the Initial Grant, in excess of the average of the Fair Market Value of a share of Common Stock for the 10 consecutive Trading Days immediately preceding the Initial Grant Price Date, as provided in Article III.

        2.35 "Shareholder Return Performance Percentile" means a figure determined by (a) separately calculating the Total Shareholder Return of each Index Stock over the applicable Performance Period; (b) ranking the Index Stocks according to Total Shareholder Return; (c) ranking BankAmerica amongst the Index Stocks according to the Total Shareholder Return of BankAmerica; (d) dividing
(i) the number of Index Stocks with a lower Total Shareholder Return than the Total Shareholder Return of BankAmerica by (ii) the number of Index Stocks plus 1; and (e) multiplying such quotient by 100. For example, if there are 75 Index Stocks and the Total Shareholder Return of BankAmerica exceeds the Total Shareholder Return of 55 of the Index Stocks, then BankAmerica would rank in the 72nd Shareholder Return Performance Percentile.

        2.36 "Subsidiary" means any corporation of which BankAmerica owns, directly or indirectly, 20% or more of the voting stock.

        2.37 "Termination of Employment" means the date the Employment of a Participant ends for any reason.

        2.38 "Total Shareholder Return" shall be calculated by (a) assuming that one share (the "initial share") of Common Stock or of an Index Stock as the case may be, is purchased on the Grant Date at the average Fair Market Value of such share for the ten consecutive Trading Days immediately prior to the Grant Date, (b) assuming that additional shares (or fractions of shares) are purchased upon the payment of dividends or other distributions to holders of such shares on the initial share and on shares accumulated through the assumed reinvestment of dividends and other distributions at a price equal to the Fair Market Value of such shares on the date such dividends or distributions are paid,
(c) calculating the number of shares (including fractions of shares), including the initial share, that would be accumulated over the Performance Period, adjusting as necessary for any stock split or similar events, (d) multiplying the number of shares (including fractions of shares) determined in clause (c) by the average Fair Market Value for the ten consecutive Trading Days immediately prior to the last day of the Performance Period, and (e) determining the annual compound growth rate during the Performance Period (or such shorter period) based upon the value

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determined in clause (a) and the value determined in clause (d).

        In the event any non-cash dividend or distribution is made to holders of shares, the Committee shall, in its sole discretion, determine the value of such dividend or distribution, which amount shall be assumed to be reinvested in the manner provided for in clause (b) above.

        2.39 "Trading Day" means, with respect to a share of Common Stock or the Common Stock of an Index Stock, a day on which such Share is publicly traded.

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                                  ARTICLE III
                                 STOCK OPTIONS

        3.1 Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Participants at any time and from time to time as determined by the Committee in its sole discretion. The Committee, in its sole discretion, shall determine the number of shares of Common Stock subject to each Option.

        3.2 Option Agreement. Each Option shall be evidenced by an Award Agreement. The Award Agreement shall specify the Exercise Price, the expiration date of the Option, the number of shares of Common Stock to which the Option pertains, any conditions to exercise the Option, and such other terms and conditions as the Committee, in its sole discretion, shall determine.

        3.3 Option Mix and Premium Price Option Exercise Price. The mix between Premium Price Options and Market Price Options and the Exercise Price(s) for Premium Price Options shall be determined by the Committee in accordance with the provisions of this Section 3.3.

              3.3.1 Initial Grant to Executive Officers. The Initial Grant to Participants who are Executive Officers shall consist entirely of Premium Price Options. The Exercise Price of the Initial Grant of Premium Price Options shall be determined as follows:

              (a) The Exercise Price of the shares comprising one-consecutive Trading Days immediately prior to the Initial Grant third of the Grant Value shall be 33 1/3 percent above the average of the Fair Market Value of the Common Stock for th Pricing Date. The Exercise Price shall be rounded down to the nearest whole dollar.

              (b) The Exercise Price of the shares comprising one-third of the Grant Value shall be 50 percent above the average of the Fair Market Value of the Common Stock for the 10 consecutive Trading Days immediately prior to the Initial Grant Pricing Date. The Exercise Price shall be rounded down to the nearest whole dollar.

              (c) The Exercise Price of the shares comprising one-third of the Grant Value shall be 100 percent above the average Fair Market Value of the Common stock for the 10 consecutive Trading Days immediately prior to the Initial Grant Pricing Date. The Exercise Price shall be rounded down to the nearest whole dollar.

              3.3.2 Initial Grant to Impact Level 1 Officers. One-half of the Grant Value of the Initial Grant to Participants who are Impact Level 1 Officers shall consist of Market Price Options. In determining such Grant Value, the Committee shall take into account any options granted on the same Grant Date

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under the BankAmerica Corporation 1992 Management Stock Plan to such
Participants. One-half of the Grant Value of the Initial Grant to Participants who are Impact Level 1 Officers shall consist of Premium Price Options. The Exercise Prices of the Initial Grant of Premium Price Options shall be the same as in Section 3.3.1.

              3.3.3 Options Granted After Initial Grant. In the case of Options granted after the Initial Grant under the Plan, the mix between Premium Price Options and Market Price Options, and the Exercise Price(s) of Premium Price Options shall be determined by the Committee in its sole discretion, provided that the Exercise Price(s) of Premium Price Options shall represent an appropriate premium over the then Fair Market Value of a share of Common Stock, as determined by the Committee.

              3.3.4 Minimum Exercise Price for Premium Price Options. In no event shall the Exercise Price of a Premium Price Option be less than the Exercise Price of a Market Price Option granted on the same Grant Date.

        3.4 Exercisability of Options. Each Option shall become exercisable in accordance with the provisions of this Section 3.4.

              3.4.1 Initial Grant. Each Option granted under the Initial Grant shall become exercisable as follows, subject to the special rules contained in Sections 3.4.3 and 3.4.4.

              (a) With respect to a Market Price Option, 33 1/3 percent of the shares of Common Stock covered by the Option shall become exercisable on the first anniversary of the Grant Date, an additional 33 1/3 percent of such shares shall become exercisable on the second anniversary of the Grant Date, and the remaining shares shall become exercisable on the third anniversary of the Grant Date, provided that in each case the Participant remains continuously in Employment on the applicable anniversary date.

              (b) With respect to a Premium Price Option with an Exercise Price 33 1/3 percent above the average Fair Market Value of the shares of Common Stock for the 10 consecutive Trading Days immediately prior to the Initial Grant Pricing Date, 100 percent of the shares shall become exercisable on the tenth Trading Day (occurring within a period of 20 consecutive Trading Days) on which the Fair Market Value of the Common Stock share is at least equal to the Exercise Price, provided that such 10th Trading Day occurs not later than four years after the Grant Date.

              (c) With respect to a Premium Price Option with an Exercise Price 50 percent above the average Fair Market Value of the shares for the 10 consecutive Trading Days immediately prior to the Initial Grant Pricing Date, 100 percent of the shares shall become exercisable on the 10th Trading Day (occurring within a period of 20 consecutive Trading Days) on which the Fair Market Value of the Common Stock is at least equal to the

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Exercise Price, provide that such 10th Trading Day occurs not later than six years after the Grant Date.

              (d) With respect to a Premium Price Option with an Exercise Price 100 percent above the average Fair Market Value of the shares of Common Stock for the 10 consecutive Trading Days immediately prior to the Initial Grant Pricing Date, 100 percent of the shares shall become exercisable on the 10th Trading Day (occurring within a period of 20 consecutive Trading Days) on which the Fair Market Value of the Common Stock is at least equal to the Exercise Price, provided that such 10th Trading Day occurs not later than eight years after the Grant Date.

              (e) No Premium Price Option granted in the Initial Grant may be exercised before the third anniversary of the date of the Initial Grant, even if the Option has otherwise become exercisable before that date, except as provided in Section 3.4.7.

              3.4.2 Initial Grant of Premium Price Options - Effect of Shareholder Return Performance Percentile. In the event any Premium Price Option awarded in the Initial Grant does not become exercisable within the applicable four, six or eight year Performance Period, the Committee may, in its sole discretion, permit all or a portion of the shares subject to such Option to become exercisable as of the last day of the Performance Period if BankAmerica ranks in the 75th Shareholder Return Performance Percentile or higher over the applicable Performance Period.

              3.4.3 Initial Grant of Premium Price Options - Effect of Early or Normal Retirement or Involuntary Termination Without Cause. If a Participant incurs a Termination of Employment on account of Early Retirement, Normal Retirement or involuntary termination without Cause within three years of the date of the Initial Grant, Premium Price Options shall be treated as follows:

              (a) If such Option had become exercisable under Section 3.4.1(b), (c) or (d) prior to the Participant's Termination of Employment, 100 percent of the Option shall remain outstanding, subject to Section 3.5, after the Participant's Termination of Employment.

              (b) If such Option had not become exercisable under Section 3.4.1(b), (c) or (d) prior to the Participant's Termination of Employment, a portion of such Option shall remain outstanding, subject to Section 3.5, equal to the percentage of such three year period which had elapsed at the time of the Participant's Termination of Employment. In addition, the Committee, in its sole discretion, may determine to permit up to 100 percent of the Option to remain outstanding after such date. If such Termination of Employment occurs three years or more after the date of the Initial Grant, 100 percent of such Option shall remain outstanding, subject to Section 3.5, after the Participant's Termination of Employment.

              3.4.4 Initial Grant of Premium Price Options - Effect of Death or Disability. If a Participant incurs a Termination of Employment on account of death or Disability, 100 percent of all Premium Price Options shall remain outstanding, subject to Section 3.5, after the date of the Participant's death or Disability.

              3.4.5 Future Awards. The periods of exercisability of each Option granted after the Initial Grant shall be determined by the Committee in its sole discretion.

              3.4.6 Special Rule for Market Price Options on Change in Control. If a Change in Control occurs prior to the Participant's Termination of Employment, 100 percent of the shares subject to a Market Price Option shall become exercisable on the date that the Change in Control occurs.

              3.4.7 Optional Provisions for Premium Price Options on Change in Control. The Committee, in its discretion, may determine and specify in each Premium Price Option Award Agreement that if a Change in Control occurs prior to the Participant's Termination of Employment, the following shall be applicable;

              (a) The Option shall become fully exercisable (with no change in the Exercise Price) on the date that the Change in Control occurs without regard to whether the Common Stock reaches the Exercise Price within the applicable Performance Period specified in Section 3.4.1(b), (c) and (d) or similar criteria established by the Committee in any future Award.

              (b) The Option may be exercised before the third anniversary of the date of the Initial Grant.

              (c) In the case of Termination of Employment for any reason following a Change in Control, the expiration date of the Option shall be the period specified in Section 3.5.1(a).

        3.5 Expiration of Options. The expiration date for each Option shall occur on the first to occur of the following events:

              3.5.1  Premium Price Options.

              (a) The expiration of 10 years from the Grant Date or such shorter period as the Committee shall determine and specify in the Award Agreement.

              (b) The date of the Participant's Termination of Employment for any reason within six months of the Grant Date (i) except as provided in (g) and
(ii) in the case of death, unless the Committee determines in its sole discretion to permit all or a part of the Option to remain outstanding after such date for a period specified by the Committee.

              (c) The date of the Participant's Termination of Employment for any reason other than Early Retirement, Normal

Retirement, Disability, death or involuntary termination without Cause six months or more after the Grant Date, unless the Committee determines in its sole discretion to permit the Option to remain outstanding after such date for a period specified by the Committee.

              (d) In the case of Termination of Employment by reason of death or Disability six months or more after the Grant Date, the expiration of the period in (a).

              (e) In the case of Termination of Employment by reason of Early Retirement, Normal Retirement or involuntary termination without Cause between six months and three years from the Grant Date, the expiration of five years from the date of the Participant's Termination of Employment. In the case of Termination of Employment by reason of Early Retirement, Normal Retirement or involuntary termination without Cause three years or more after the Grant Date, the expiration of the period in (a).

              (f) The date on which a Premium Price Option no longer may become exercisable due to the failure of the Fair Market Value of the Common Stock to reach the Exercise Price in accordance with Section 3.4.1(b), (c) or
(d), as applicable, the failure to satisfy Section 3.4.2 or the failure to meet similar criteria established by the Committee in any future Award.

              (g)    If so specified in the Award Agreement as provided in
Section 3.4.7(c), in the case of Termination of Employment for any reason following a Change in Control, the expiration of the period in (a).

              3.5.2 Market Price Options.

              (a) The expiration of 10 years from the Grant Date or such shorter period as the Committee shall determine and specify in the Award Agreement.
              (b) The date of the Participant's Termination of Employment for any reason within six months of the Grant Date (i) except as provided in
(e) and (ii) in the case of death, unless the Committee determines in its sole discretion to permit all or a part of the Option to become exercisable after such date for a period specified by the Committee.

              (c) The date of the Participant's Termination of Employment for any reason other than Early Retirement, Normal Retirement or death six months or more after the Grant Date, unless the Committee determines in its sole discretion to permit the Participant to exercise all or part of the Option after such date for a period specified by the Committee, without regard to whether the Option was fully exercisable upon such Termination of Employment.

              (d)    The expiration of three years from the date of

Participant's Termination of Employment for reasons of Early Retirement, Normal Retirement or death six months or more after the Grant Date. In the case of Early Retirement or death, only the portion of the option which was fully exercisable upon such Termination of Employment shall remain exercisable, unless the Committee determines in its sole discretion to permit the Participant to exercise all or part of the Option after such date. In the case of Normal Retirement, 100 percent of the Option shall be exercisable.

              (e) In the case of Termination of Employment for any reason following a Change in Control, the expiration of three years from the date of the Participant's Termination of Employment.

        3.6 Manner of Paying Option Price. On exercise of each Option, the Exercise Price shall be paid as follows: (a) in cash, (b) in already-owned shares of Common Stock, or (c) in some combination of cash and shares, as specified in the Award Agreement or as otherwise permitted by the Committee. Already-owned shares of Common Stock must have been owned by the Participant at the time of exercise for at least the period of time specified in the Award Agreement, and shall be valued at their Fair Market Value on the date of exercise.

        3.7 Exercise of Option. The Committee shall establish, and shall set forth in each Award Agreement, the procedures governing the exercise of an Option. In general, subject to such specific provisions, an Option shall be exercised as follows:

              (a) The Participant shall deliver written notice that he or she intends to exercise the Option to the Company department or officer designated in the Award Agreement.

              (b) The Participant shall pay the full Exercise Price at the time of exercise.

              (c) As soon as practicable after receipt of such notice and payment, the Company shall direct BankAmerica's transfer agent to register the shares of Common Stock in the name of the Participant.

In lieu of paying the full Exercise Price at the time of exercise, a Participant may request that BankAmerica cause all or a portion of the shares subject to the Option being exercised to be sold, with the portion of the sale proceeds sufficient to cover the Exercise Price transferred to BankAmerica and the remainder of the proceeds, less applicable withholding taxes and transaction costs, paid to the Participant.

        3.8 Deferral of Option Gain. The Committee may permit a Participant to elect to defer the receipt of the shares of Common Stock upon exercise of an Option under such rules as the Committee may determine in its sole discretion. If such an election is made, upon exercise of the Option, the Company shall not direct BankAmerica's transfer agent to register the shares of Common Stock in the name of the Participant until the date determined under the Committee's rules and the Participant's election.

                                  ARTICLE IV
                                 LIMITED SARS

        4.1 Grant of Limited SARs. Limited SARs may be granted in conjunction with all or any part of a Premium Price Option on or after the Grant Date of the Premium Price Option as determined by the Committee in its sole discretion. Limited SARs (or the applicable portion thereof) granted with respect to a Premium Price Option shall terminate upon the termination or exercise of the related Premium Price Option. Each Limited SAR shall be evidenced by an Award Agreement that shall specify the Exercise Price, the expiration date, the number of shares of Common Stock to which the Limited SAR pertains, any conditions to exercise, and other such terms and conditions as the Committee, in its sole discretion, shall determine.

        4.2 Exercise Price. The Exercise Price of each Limited SAR shall equal the Fair Market Value of a share of Common Stock on the Grant Date of the related Option.

        4.3 Number of Limited SARs. The number of Limited SARs granted in conjunction with each Premium Price Option shall not exceed the figure determined by multiplying the ratio of (a) the Black-Scholes value on the Grant Date of a Premium Price Option for one share of Common Stock to (b) the Black-Scholes value of the related Market Price Option on the same Grant Date for one share of Common Stock by (c) the number of shares represented by the Premium Price Option. In determining the Black-Scholes values, identical assumptions for the two Options shall be used for the term, risk-free rate, dividend yield, and stock price volatility.

        4.4 Exercisability. Each Limited SAR which has not otherwise expired under Section 4.5 shall become exercisable immediately upon the occurrence of a Change in Control to the extent determined by the Committee in its sole discretion and specified in the Award Agreement.

        4.5 Expiration of Limited SARs. The Committee, in its sole discretion, shall determine and specify in the Award Agreement when each Limited SAR shall expire, provided that:

              (a) No Limited SAR may have a term longer than would be permitted by applying the rules Section 3.5 regarding the expiration of Options.

              (b) Each Limited SAR shall terminate no later than the last day of the period of 60 consecutive days which begins on the date of the Change in Control.

        4.6 Payment of Limited SARs. Upon exercise of a Limited SAR, the Participant shall be entitled to receive payment from the Company equal to the amount determined by multiplying (a) times (b):

              (a) The amount by which the Fair Market Value of a share of Common Stock on the date of exercise exceeds the Exercise Price.

              (b) The number of shares of Common Stock with respect to which the Limited SAR is exercised.

        Each Limited SAR shall be paid in cash, provided that if any such payment would cause a Change in Control transaction to be ineligible for pooling of interests accounting under APB No. 16, which transaction but for such payment otherwise would have been eligible for such accounting treatment, any Limited SAR shall be paid in shares of Common Stock having a Fair Market Value equal to the cash amount foregone.

                                    ARTICLE V
                          SHARES SUBJECT TO THE PLAN

        5.1 Number of Shares. Subject to adjustment as provided in Section 5.2, the aggregate number of Shares that may be issued under the Plan shall not exceed 5,700,000 shares, provided that if an Award is canceled, terminates, expires or lapses (except due to failure of an Option to become exercisable due to the failure of the Common Stock to reach the Exercise Price in accordance with Section 3.4.1(b), (c) or (d) as applicable, or to satisfy Section 3.4.2, any such shares shall again be available for issuance under the Plan.

        5.2 Source of Shares. Shares of Common Stock delivered under the Plan may be original issue shares, shares purchased in the open market or otherwise, or treasury stock as determined by the Chief Financial Officer of BankAmerica from time to time.

        5.3 Dilution and Other Adjustments. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, shares of Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares of Common Stock or other securities of BankAmerica, issuance of warrants or other rights to purchase shares of Common Stock or other securities of BankAmerica, or other similar corporate transaction or event, affects the Common Stock, such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it shall deem equitable, adjust any or all of (i) the number and type of shares of Common Stock which thereafter may be made the subject of Awards, (ii) the number and type of shares of Common Stock (or other securities or property) subject to outstanding Awards, (iii) the grant, purchase or exercise price with respect to any Award, (iv) the period required to attain such exercise prices, and (v) the performance requirements under Section 3.4.2., or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award. Provided, however, that the number of shares of Common Stock subject to any Award denominated in shares of Common Stock shall always be a whole number.

        5.4 General Restriction. Each Award under the Plan shall be subject to the requirement that, if at any time the Committee shall determine that (a) the listing, registration or qualification of the shares of Common Stock subject or related thereto upon any securities exchange or under any state or federal law, (b) the consent or approval of any government regulatory body, or (c) an agreement by the recipient of an Award with respect to the disposition of shares of Common Stock, is necessary or desirable as a condition of, or in connection with, the making of an Award or the issue, delivery or purchase of shares of Common Stock thereunder, then such Award shall not be consummated in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

        5.5 Rights as Shareholder. No Participant shall have rights as a shareholder with respect to any Award unless and until the shares of Common Stock subject to such Award are registered in the name of the individual.

                                  ARTICLE VI
                         AMENDMENT AND ADMINISTRATION

        6.1 Amendment or Discontinuance of the Plan. The Board, upon the recommendation of the Committee, may amend, suspend or terminate the Plan at any time. However, no amendment, suspension or termination of the Plan may, without the consent of the Participant, adversely affect such Participant's rights under the Plan with respect to any Award previously made in any material respect.

        6.2 Plan Administration. The Plan shall be administered by the Committee. The Committee shall have the power, authority, and sole discretion to construe, interpret and administer the Plan. The Committee's decisions construing, interpreting and administering the Plan shall be conclusive and binding on all parties. Notwithstanding the foregoing, Award under the Plan to the Chief Executive Officer of BankAmerica shall be subject to approval or ratification by the Board.

              6.2.1 Subject to the provisions of the Plan, the Committee shall have sole, final, and conclusive authority to determine:

              (a) The individuals to whom Awards are granted and the type and size of Awards granted to each Participant.

              (b) The Grant Dates for such Awards and the frequency of Awards.

              (c) The price to be paid for the shares upon the exercise of each Option, which shall be not less than 100% of the Fair Market Value per share, as determined by the Committee, provided that the Exercise Price(s) of Premium Price Options shall represent an appropriate premium over the then Fair Market Value of a share of Common Stock, at the time of granting the Option, and the period within which each Option shall be exercised.

              (d) Whether and to what extent a Participant may use already-owned shares of Common Stock to exercise Options.

              (e) The basis for any Termination of Employment, including whether or not it was for Cause, Disability, Normal or Early Retirement or otherwise.

              (f) The calculation of Total Shareholder Return and the Total Shareholder Return Performance Percentile.

              (g) The terms and conditions of each Award Agreement, which, however, shall be in accordance with the provisions of the Plan.

              6.2.2 The Awards under the Plan are intended to qualify as performance-based compensation within the meaning of

Section 162(m) of the Internal Revenue Code, and the Plan provisions shall be interpreted accordingly.

              6.2.3 The act or determination of a majority of the Committee shall be deemed to be the act or determination of the entire Committee. The Committee may consult with counsel, who may be counsel to the Company, and such other advisors as the Committee may deem necessary and/or desirable, and the members of the Committee shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel or any other advisor.

                                  ARTICLE VII
                               OTHER PROVISIONS

        7.1 Unsecured Status of Claim. Participants and their beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interests or claims in any specific property or assets of the Company. No assets of the Company shall be held under any trust for the benefit of Participants, their beneficiaries, heirs, successors or assigns, or held in any way as collateral for the fulfillment of the Company's obligations under the Plan. Any and all of the Company's assets shall be, and shall remain, the general unpledged and unrestricted assets of the Company. BankAmerica's obligations under the Plan shall be merely that of an unfunded and unsecured promise to pay benefits in the future.

        7.2 No Right to Employment. Nothing contained in the Plan nor any document related to the Plan nor any action taken in the administration of the Plan shall confer upon any Participant the right to continue in the employment of the Company, nor affect any right which the Company may have to terminate the employment of such person. All Participants who are at-will employees remain at-will employees of the Company. If the Participant is not an employee or officer of BankAmerica, participation in the Plan shall not cause the individual to become an employee or officer of BankAmerica, but rather, the Participant shall remain an employee of the subsidiary which employs the Participant.

        7.3 Beneficiary Designations. If permitted by the Committee, a Participant may name a beneficiary or beneficiaries to whom any vested but unpaid Award or amount due under the Plan shall be transferred in the event of the Participant's death. Each such designation shall revoke all prior designations by the Participant and shall be effective only if given in a form and manner acceptable to the Committee. This Section 7.3 shall not be effective until specifically authorized by the Committee.

        7.4 Domestic Relations Orders. If permitted by the Committee, and under such procedures as the Committee may adopt from time to time, an Award may be transferred to a Participant's spouse, former spouse or dependent pursuant to a court-approved domestic relations order which relates to the provision of child support, alimony payments or marital property rights. This Section 7.4 shall not be effective until specifically authorized by the Committee.

        7.5   Bona Fide Gifts.

              (a) A Participant who is designated by the Committee, in its sole discretion, as being eligible for this option transfer provision shall have the right, subject to the conditions specified in the following paragraph, to irrevocably transfer to Immediate Family Members (as defined below) Options granted at any time under the Plan to such Participant. For purposes of this Section, the term Immediate Family Members means (i) the spouse and lineal descendents of a Participant, (ii) a trust for the benefit of such family members, or (iii) a partnership in which such family members are the only partners.

              (b) As conditions to such transferability of any Options, (i) the Participant may not receive any consideration for the transfer; (ii) the Participant and/or the transferee shall execute such documents and comply with such rules as the Committee may specify from time to time, and (iii) the Options so transferred must continue to be subject to the same terms and conditions that were applicable to such Options prior to their transfer.

              (c) The transferee of any Options transferred in accordance with the terms and conditions of the Plan shall have the right to exercise such Options and to have the shares of Common Stock covered by such Options registered in the name of such transferee, as though such transferee were the Participant.

        7.6 Nonassignability. No person shall have any right to sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, hypothecate or convey in advance of actual receipt an Award, if any, granted or payable under the Plan, or any part thereof, or any interest therein, other than by (a) will,
(b) the laws of descent and distribution, or (c) to the limited extent provided for in Sections 7.3, 7.4 and 7.5. Except for the limited extent provided for in
Section 7.4, no portion of an Award nor the amounts payable shall, prior to actual payment, be subject to seizure, attachment, lien or sequestration for the satisfaction of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of the Participant's or any other person's bankruptcy or insolvency. Any such transfer or attempted transfer in violation of the preceding provisions shall be considered null and void.

        Notwithstanding anything contained in this Section, BankAmerica shall have the right to offset from any unpaid or deferred Award any amounts due and owing from the Participant to the Company to the extent permitted by law; provided, however, that with respect to any Options that are transferred in
--------  -------
accordance with the terms and conditions of the Plan, such right shall cease upon the transfer.

        7.7 Separability, Validity. In the event that any provision of the Plan or related Award Agreement is held to be invalid, void or unenforceable, the same shall not affect, in any respect whatsoever, the validity of any other provision of the Plan or any related Award Agreement.

        7.8 Withholding Tax. The Company shall withhold from all benefits due under the Plan an amount sufficient to satisfy any federal, state and local tax withholding requirements. The Committee may, in its sole discretion and pursuant to such procedures as it may specify from time to time, permit a Participant to satisfy such tax withholding obligation, in whole or in part, by (a) electing to have the Company withhold otherwise deliverable shares of Common Stock, or (b) delivering to the Company already-owned Shares of the Common Stock having a Fair Market Value equal to the amount required to be withheld.

        7.9 Applicable Law. The Plan and any related Award Agreements shall be governed in accordance with the laws of the State of Delaware without regard to the application of the conflicts of law provisions thereof. The obligation of BankAmerica with respect to the grant, exercise and payment of Awards shall be subject to all applicable laws, rules and regulations and such approvals by any governmental agencies as may be required, including, without limitation, the effectiveness of any registration statement required under the Securities Act of 1933, as amended, and the rules and regulations of any securities exchange on which the Common Stock may be listed.

        7.10 Inurement of Rights and Obligations. The rights and obligations under the Plan and any related Award Agreements shall inure to the benefit of, and shall be binding upon, the Company and its successors and assigns, and the Participants and their beneficiaries and assigns.

        7.11 Notice. All notices and other communications required or permitted to be given under the Plan shall be in writing and shall be deemed to have been duly given if delivered personally or mailed first class, postage prepaid, as follows: (a) if to BankAmerica, at its principal business address to the attention of the Secretary; (b) if to any Participant, at the last address of the Participant known to the sender at the time the notice or other communication is sent.

        7.12 Entire Plan. This document is a complete statement of the Plan. As of its effective date this document supersedes all prior plans, representations and proposals, written or oral, relating to its subject matter. The Company shall not be bound by or liable to any person for any representation, promise or inducement made by any employee or agent of the Company which is not embodied in this document or in any authorized written amendment to the Plan.